As filed with the Securities and Exchange Commission on November 15, 2017

Registration No. 333-196681

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 10
TO
Form S-11
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Carey Watermark Investors 2 Incorporated
(Exact name of registrant as specified in its charter)

Maryland	50 Rockefeller Plaza New York, New York 10020 (212) 492-1100	46-5765413
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification No.)

Michael G. Medzigian
Carey Watermark Investors Incorporated
50 Rockefeller Plaza
New York, New York 10020
(212) 492-1100
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

With a copy to:
Kathleen L. Werner, Esq.
Clifford Chance US LLP
31 West 52nd Street
New York, New York 10019

Approximate date of commencement of proposed sale to public_________________________________

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 10 relates to the Registration Statement on Form S-11 (Registration No. 333-196681) filed by Carey Watermark Investors 2 Incorporated (“CWI 2”) with the Securities and Exchange Commission on June 11, 2014 registering up to $2,000,000,000 in shares of common stock, par value $0.001 per share, in any combination of Class A and Class T shares, including $600,000,000 in shares of common stock through CWI 2’s distribution reinvestment plan (the “Registration Statement”).

CWI 2 has terminated all offerings of its securities under the Registration Statement. In accordance with an undertaking made by CWI 2 in Part II of the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance which remain unsold at the termination of the offering, CWI 2 hereby removes from registration all of such securities of CWI 2 registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 10 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 15, 2017.

CAREY WATERMARK INVESTORS 2 INCORPORATED

By:	/s/ Michael G. Medzigian
Michael G. Medzigian
Chief Executive Officer

Note: No other person is required to sign this Post-Effective Amendment No. 10 to the Registration Statement on Form S-11 in reliance on Rule 478 of the Securities Act of 1933, as amended.